For Immediate Release
Telephone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Relations Contact: Joanne Brigandi x4240
May 25, 2006

SJI Declares Quarterly Dividend

FOLSOM, N.J. - South Jersey Industries (NYSE:SJI) today declared its regular dividend of $0.225 for the second quarter of 2006. The dividend is payable July 5, 2006 to shareholders of record at the close of business June 9, 2006. This is SJI’s 55th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

South Jersey Industries (NYSE: SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy Solutions, South Jersey Energy, South Jersey Resources Group, Marina Energy, and South Jersey Energy Service Plus. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

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